                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                BELMONT BANCORP.
             (Exact name of registrant as specified in its charter)

                 Ohio                                   34-1376776
   (State or other jurisdiction of          (I.R.S. employer identification no.)
    incorporation or organization)

     325 Main Street, Bridgeport, Ohio                     43912
 (Address of principal executive offices)               (Zip Code)


                     BELMONT BANCORP. 2001 STOCK OPTION PLAN
                            (Full Title of the Plan)

                                   Jane Marsh
            Secretary and Principal Financial and Accounting Officer
                     325 Main Street, Bridgeport, Ohio 43912
                     (Name and address of Agent for Service)

                                 (740) 699-3140
          (Telephone number, including area code, of agent for service)

                                   Copies to:
                                Amy E. Haid, Esq.
                      Schottenstein, Zox & Dunn Co., L.P.A.
                          41 S. High Street, Suite 2600
                              Columbus, Ohio 43215

                                        CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------------------
 Title of Securities to       Amount to be          Proposed Maximum       Proposed Maximum           Amount of
     be Registered           Registered (1)        Offering Price per     Aggregate Offering    Registration Fee (2)
                                                       Share (2)               Price (2)
-----------------------------------------------------------------------------------------------------------------------
      Common Stock              1,000,000                $4.08                $4,080,000                $375
-----------------------------------------------------------------------------------------------------------------------

Footnotes:

(1) In addition, pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement also covers an indeterminate number of additional shares as may be required to prevent dilution from stock splits, stock dividends and similar transactions.

(2) Estimated in accordance with Rule 457(h) and (c) under the Securities Act of 1933, solely for the purpose of calculating the registration fee and based on the average high and low prices of the Common Stock of Belmont Bancorp., which was $4.08 per share as reported by the NASDAQ exchange on September 13, 2002.

                                     PART II

Item 3. Incorporation of Documents by Reference.

The following documents filed by Belmont Bancorp., an Ohio corporation, (Commission file number 0-12724) (the "registrant") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated in this Registration Statement by reference:

     (a) The Registrant's Annual Report and Form 10-K for the year ended December 31, 2001;

     (b) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 2001; and

     (c) The description of the Registrant's common stock set forth in its registration statement on Form 10 filed with the Securities and Exchange Commission on July 30, 1984, including any subsequent amendment or any report filed for the purpose of updating such description.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment, which indicate that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the respective dates of filing of such documents.

     Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

Item 4. Description of Securities.

     Not applicable.

Item 5. Interests of Named Experts and Counsel.

     Not applicable.

Item 6. Indemnification of Directors and Officers.

     The Ohio General Corporation Law ("OGCL") provides that Ohio corporations may indemnify an individual made a party to any threatened, pending, or completed action, suit or proceeding whether civil, criminal, administrative or investigative, because the individual is or was a director, officer, employee or agent of the corporation, against liability incurred in the proceeding if the person: (i) acted in good faith and (ii) the individual believes his conduct was in the corporation's best interest or was not opposed to the corporation's best interest, or with respect to a criminal action, if he had no reason to believe his conduct was unlawful.

     The OGCL further provides that a corporation shall indemnify an individual who was successful on the merits or otherwise in any proceeding to which the director, officer, employee or agent was a party because the individual was or is a director, officer, employee or agent of the corporation, for reasonable expenses incurred by the director in connection with the proceeding.

     The OGCL also provides that a corporation may purchase and maintain insurance on behalf of the individual who is or was a director, officer, employee or agent of the corporation or who, while a director, officer, employee or agent of the corporation is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprises, against liability asserted against or incurred by the individual in that capacity or arising from the individual's status as a director, officer, employee, or agent.

     The Bylaws of the Registrant provide that the Registrant shall indemnify a director or officer of the Registrant to the extent permitted by the OGCL.

       The Registrant will maintain a directors' and officers' liability insurance policy for the purpose of providing indemnification to its directors and officers in the event of such a threatened, pending or completed action.

       The Plan provides, pursuant to Section 1.04(d), for the indemnification of members of the Stock Option Committee by the Company against reasonable expenses, including attorney's fees, actually and reasonably incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal taken or failure to act under or in connection with the Plan or any Option granted thereunder, and against all amounts paid by them in settlement thereof or paid by them in satisfaction of a judgement in any such action, suit, or proceeding except in relation to matters as to which it shall be adjudged in the action, suit or proceeding that the Committee member's action or failure to act constituted self-dealing, willful misconduct or recklessness.

Item 7. Exemption from Registration Claimed.

       Not applicable.

Item 8. Exhibits.

       The Exhibits listed on this Exhibit Index accompany and are attached to this Registration Statement.

       Instruments defining the rights of security holders.

          4.1 Articles of Incorporation of the Registrant, included as an exhibit to the Registrant's Registration Statement on Form S-2, Registration No. 333-91035, filed with the Commission on November 16, 1999, and incorporated herein by reference.

          4.2 Amendment to the Articles of Incorporation of the Registrant, included as an exhibit to Amendment No. 3 to the Registrant's Registration Statement on Form S-2, Registration No. 333-91035, filed with the Commission on February 3, 2000, and incorporated herein by reference.

          4.3 Amendment to the Articles of Incorporation of the Registrant, included as an exhibit to the Registrant's Quarterly Report on Form 10-Q for the period ended June 30, 2002, filed with the Commission on August 12, 2002, and incorporated herein by reference.

          4.4 Bylaws of the Registrant filed with the Commission on November 16, 1999 as an exhibit to the Registrant's Registration Statement, Registration No. 333-91035, and incorporated herein by reference.

          4.5 Belmont Bancorp. 2001 Stock Option Plan filed with the Commission on March 28, 2001 as an exhibit to the Registrant's Annual Report on Form 10-K, and incorporated herein by reference.

       Opinion regarding legality.

          5.1 Opinion of Schottenstein, Zox & Dunn Co., L.P.A. as to the legality of the shares registered herein.

       Consent of experts and counsel.

          23.1 Consent of Schottenstein, Zox & Dunn Co., L.P.A., contained in the opinion filed as Exhibit 5.1.

          23.2 Consent of Crowe, Chizek and Company LLP.

       Powers of Attorney

          24.1 Powers of Attorney, included on the signature page of this Registration Statement.


Item 9. Undertakings.

       The Registrant hereby undertakes:

          (a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.

          Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the

          Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of St. Clairsville, State of Ohio, on September 16, 2002.

Belmont Bancorp.
(Registrant)

By: /s/ Wilbur R. Roat
-----------------------------------------
Wilbur R. Roat
President and Chief Executive Officer


Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                           TITLE                             DATE
/s/ Wilbur R. Roat                  President, CEO             September 16, 2002
---------------------------         and Director
Wilbur R. Roat


/s/ Jane R. Marsh                   Secretary and Principal    September 16, 2002
---------------------------         Financial and Accounting
Jane R. Marsh                       Officer


/s/ David R. Giffin                 Chairman of the Board      September 16, 2002
---------------------------         and Director
David R. Giffin


/s/ W. Quay Mull II                 Director                   September 16, 2002
--------------------------
W. Quay Mull II


/s/ Terrence A. Lee                 Director                   September 16, 2002
---------------------------
Terrence A. Lee


/s/ Tillio P. Petrozzi              Director                   September 16, 2002
---------------------------
Tillio P. Petrozzi

/s/ David B. Kelley                 Director                   September 16, 2002
---------------------------
David B. Kelley


/s/ Keith A. Sommer                 Director                   September 16, 2002
---------------------------
Keith A. Sommer

                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Wilbur R. Roat and Jane R. Marsh and each of them, with full power to act without the other, his/her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities to sign any or all amendments to this Registration Statement, including post-effective amendments, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents of any of them, or any substitute or substitutes, lawfully do or cause to be done by virtue hereof.

/s/ David R. Giffin                 Chairman of the Board      September 16, 2002
---------------------------         and Director
David R. Giffin


/s/ Wilbur R. Roat                  Director                   September 16, 2002
---------------------------
Wilbur R. Roat


/s/ W. Quay Mull II                 Director                   September 16, 2002
---------------------------
W. Quay Mull II


/s/ Terrence A. Lee                 Director                   September 16, 2002
---------------------------
Terrence A. Lee


/s/ Tillio P. Petrozzi              Director                   September 16, 2002
---------------------------
Tillio P. Petrozzi


/s/ David B. Kelley                 Director                   September 16, 2002
---------------------------
David B. Kelley


/s/ Keith A. Sommer                 Director                   September 16, 2002
---------------------------
Keith A. Sommer